UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 3, 2014

China Herb Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-169397	27-3042462
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

505 West 8th Avenue, Suite 16 Mesa, AZ 85201
(Address of principal executive offices)

480-525-3241
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 26, 2014, director Chin Yung Kong informed the Board of Directors ("Board") of China Herb Group Holdings, Inc. ("Company") that he would resign effective immediately as a director and from all positions with the Company. Chin Yung Kong has indicated that this decision was made for personal reasons, and not as the result of any disagreement with the Board or with the Company's management. The Board will reduce the size of the Board effective immediately until a replacement for Mr. Basham is found.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2014

China Herb Group Holdings, Inc.

By:	/s/ Qiuping Lu
Qiuping Lu
Chief Executive Officer and Director

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